Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Fund Service Providers”, “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Miscellaneous Information - Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our report dated July 28, 2016 on the May 31, 2016 financial statements of, Guggenheim BulletShares 2016 Corporate Bond ETF, Guggenheim BulletShares 2017 Corporate Bond ETF, Guggenheim BulletShares 2018 Corporate Bond ETF, Guggenheim BulletShares 2019 Corporate Bond ETF, Guggenheim BulletShares 2020 Corporate Bond ETF, Guggenheim BulletShares 2021 Corporate Bond ETF, Guggenheim BulletShares 2022 Corporate Bond ETF, Guggenheim BulletShares 2023 Corporate Bond ETF, Guggenheim BulletShares 2024 Corporate Bond ETF, Guggenheim BulletShares 2025 Corporate Bond ETF , Guggenheim BulletShares 2016 High Yield Corporate Bond ETF, Guggenheim BulletShares 2017 High Yield Corporate Bond ETF, Guggenheim BulletShares 2018 High Yield Corporate Bond ETF, Guggenheim BulletShares 2019 High Yield Corporate Bond ETF, Guggenheim BulletShares 2020 High Yield Corporate Bond ETF, Guggenheim BulletShares 2021 High Yield Corporate Bond ETF, Guggenheim BulletShares 2022 High Yield Corporate Bond ETF, Guggenheim BulletShares 2023 High Yield Corporate Bond ETF, Guggenheim Enhanced Short Duration ETF, and Guggenheim S&P Global Dividend Opportunities Index ETF in Post-Effective Amendment No. 480 to the Registration Statement (Form N-1A No. 333-134551) and the related Prospectus and Statement of Additional Information of Claymore Exchange-Traded Fund Trust.

/s/ Ernst & Young LLP

Chicago, Illinois
September 28, 2016